As filed with the Securities and Exchange Commission on August 11, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GOOGLE INC.

(Exact name of Registrant as specified in its charter)

Delaware	7375	77-0493581
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1600 Amphitheatre Parkway Mountain View, CA (650) 623-4000	94043
(Address of principal executive offices)	(Zip code)

2004 Stock Plan

(Full titles of the plan)

Eric Schmidt

Chief Executive Officer

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Name and address of agent for service)

(650) 623-4000

(Telephone number, including area code, of agent for service)

Copies to:

Christian E. Montegut, Esq.

Ricardo E. Velez, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.001 par value, to be issued under the 2004 Stock Plan, as amended	7,000,000 shares	$293.07	$2,051,490,000	$241,460
TOTAL	7,000,000 shares	$293.07	$2,051,490,000	$241,460

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that became issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.
(2)	The Proposed Maximum Offering Price Per Share has been estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $293.07, the average of the high and low prices of the Registrant’s Class A common stock on August 8, 2005, as reported on The Nasdaq National Market.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of Google’s Class A common stock to be issued pursuant to Google’s 2004 Stock Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-117715) filed by us with the Securities and Exchange Commission (“SEC”) on July 28, 2004 (the “Previous Form S-8”), including periodic reports that we filed after the Previous Form S-8 to maintain current information about us, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports we have most recently filed with the SEC are listed below:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC on March 30, 2005.

(b)	Our Proxy Statement filed with the SEC on April 8, 2005 in connection with the annual meeting of stockholders held on May 12, 2005.

(c)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 filed with the SEC on May 16, 2005.

(d)	Our Current Report on Form 8-K filed with the SEC on January 13, 2005.

(e)	Our Current Report on Form 8-K filed with the SEC on February 18, 2005.

(f)	Our Current Report on Form 8-K filed with the SEC on March 23, 2005.

(g)	Our Current Report on Form 8-K filed with the SEC on May 16, 2005.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description	Incorporated by reference herein
		Form	Date
4.04	2004 Stock Plan, as amended	Current Report on Form 8-K (File No. 000-50726) as Exhibit 10.17	May 16, 2005

4.04.1	2004 Stock Plan – Stock Option Agreement	Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 000-50726) as Exhibit 10.08.01	March 30, 2005

4.04.2	2004 Stock Plan – Restricted Stock Unit Agreement	Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 000-50726) as Exhibit 10.08.02	March 30, 2005

5.01	Opinion of counsel

23.01	Consent of counsel (contained in Exhibit 5.01)

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.01	Power of Attorney (included as part of the signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 11th day of August 2005.

GOOGLE INC.

By:	/s/ Eric Schmidt
Eric Schmidt
Chairman of the Executive Committee and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric Schmidt and George Reyes, and each of them acting individually, as his attorney in fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 11th day of August 2005 by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Eric Schmidt Eric Schmidt	Chairman of the Executive Committee and Chief Executive Officer (Principal Executive Officer)	August 11, 2005

/s/ George Reyes George Reyes	Chief Financial Officer (Principal Financial and Accounting Officer)	August 11, 2005

/s/ Sergey Brin Sergey Brin	President of Technology, Assistant Secretary and Director	August 11, 2005

/s/ Larry Page Larry Page	President of Products, Assistant Secretary and Director	August 11, 2005

L. John Doerr	Director

Michael Moritz	Director

/s/ K. Ram Shriram K. Ram Shriram	Director	August 11, 2005

/s/ John L. Hennessy John L. Hennessy	Director	August 11, 2005

Signature	Title	Date
/s/ Arthur D. Levinson Arthur D. Levinson	Director	August 11, 2005

/s/ Paul S. Otellini Paul S. Otellini	Director	August 11, 2005

GOOGLE INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description	Incorporated by reference herein
		Form	Date
4.04	2004 Stock Plan, as amended	Current Report on Form 8-K (File No. 000-50726) as Exhibit 10.17	May 16, 2005

4.04.1	2004 Stock Plan – Stock Option Agreement	Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 000-50726) as Exhibit 10.08.01	March 30, 2005

4.04.2	2004 Stock Plan – Restricted Stock Unit Agreement	Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 000-50726) as Exhibit 10.08.02	March 30, 2005

5.01	Opinion of counsel

23.01	Consent of counsel (contained in Exhibit 5.01)

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.01	Power of Attorney (included as part of the signature page of this registration statement)